http://www.mitel.com

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) JULY 28, 2000

                                MITEL CORPORATION
             (Exact name of registrant as specified in its charter)

             CANADA                         1-8139                  NONE
(State or other jurisdiction of      (Commission File No.)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                  350 Legget Drive
                  P.O. Box 13089
             Kanata, Ontario, Canada                                K2K 2W7
               (Address of principal                             (Postal Code)
                 executive offices)

       Registrant's telephone number, including area code: (613) 592-2122

                                       N/A
          (Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired.

            (1) Balance Sheets for Vertex Networks, Incorporated ("Vertex") as of March 31, 2000 and 1999 and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended, and Independent Auditors' Report.

            (2) Balance Sheet (unaudited) for Vertex as of June 30, 2000 and the related statements (unaudited) of loss and cash flows for the quarters ended June 30, 2000 and June 30, 1999.

      (b) Pro Forma Financial Information.

            (1)   Mitel  Corporation  Pro  Forma   Consolidated   Balance  Sheet
                  (unaudited) as at June 30, 2000.

            (2)   Mitel Corporation Pro Forma  Consolidated  Statement of Income
                  (Loss) (unaudited) for the year ended March 31, 2000.

            (3)   Mitel Corporation Pro Forma  Consolidated  Statement of Income
                  (Loss) (unaudited) for the three months ended June 30, 2000.

            (4)   Notes  to  Pro   Forma   Consolidated   Financial   Statements
                  (unaudited).

The unaudited Pro Forma Consolidated Balance Sheet as at June 30, 2000 is based upon the consolidated financial statements of Mitel Corporation as at June 30, 2000, and the financial statements of Vertex as at June 30, 2000, adjusted to give effect to Mitel Corporation's acquisition of 100 percent of the outstanding capital stock of Vertex as if it had occurred on June 30, 2000.

The unaudited Pro Forma Consolidated Statements of Income (Loss) for the three months ended June 30, 2000 and for the year ended March 31, 2000 are based upon the consolidated financial statements of Mitel Corporation for the three months ended June 30, 2000 and for the year ended March 31, 2000, respectively, and the financial statements of Vertex for the three months ended June 30, 2000 and for the year ended March 31, 2000, adjusted to give effect to Mitel Corporation's acquisition of 100 percent of the outstanding capital stock of Vertex as if it had occurred on April 1, 1999.

The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the consolidated financial statements contained in the Annual Report on Form 10-K for the year ended March 31, 2000, including the notes thereto, of Mitel Corporation and with the financial statements of Vertex for the year ended March 31, 2000. The financial statements of Vertex are included in this Current Report on Form 8-K/A.

      (c) Exhibits.

            (1)   Consent of Independent Auditors.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MITEL CORPORATION
                                             (Registrant)

Date: October 11, 2000                   ______________________
                                          Jean-Jacques Carrier
                                     Senior Vice President, Finance
                                       and Chief Financial Officer

Vertex Networks, Inc.

Financial Statements for the
Years Ended March 31, 2000 and 1999, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Vertex Networks, Inc.:

We have audited the accompanying balance sheets of Vertex Networks, Inc. (the Company) as of March 31, 2000 and 1999, and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Vertex Networks, Inc. as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Costa Mesa, California

June 5, 2000, except for Note 9
  which is as of June 6, 2000

VERTEX NETWORKS, INCORPORATED
BALANCE SHEETS
AS OF MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                        2000            1999

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                            $10,424,422     $ 1,827,119
Short-term investments                                 7,954,362         256,372
Accounts receivable, net of allowance for
  doubtful accounts of $62,819 (2000) and
  $18,755 (1999)                                       1,682,617         427,495
Inventories                                              688,252         102,080
Prepaid expenses and other current assets                356,859         119,125
                                                     -----------     -----------

    Total current assets                              21,106,512       2,732,191

PROPERTY AND EQUIPMENT, net                            2,526,386       1,702,802

LONG-TERM INVESTMENTS                                                    250,332

OTHER ASSETS                                              57,896          43,112
                                                     -----------     -----------

                                                     $23,690,794     $ 4,728,437
                                                     ===========     ===========

See accompanying notes to financial statements.

VERTEX NETWORKS, INCORPORATED
BALANCE SHEETS
AS OF MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                      2000             1999

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                  $    568,579     $    291,952
Accrued expenses                                       555,272          424,461
Current portion of capital
  lease obligations                                     77,017           66,245
Current portion of long-term debt                    5,690,743          490,892
                                                  ------------     ------------

    Total current liabilities                        6,891,611        1,273,550

CAPITAL LEASE OBLIGATIONS, net of
  current portion                                       11,943           89,555

LONG-TERM DEBT, net of current portion                 622,956        1,011,305

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
Series A preferred stock, no par value;
  3,800,000 shares authorized, issued,
  and outstanding                                      950,000          950,000
Series B preferred stock, no par value;
  4,000,000 shares authorized, issued,
  and outstanding                                    3,000,000        3,000,000
Series C preferred stock, no par value;
  1,700,000 shares authorized; 1,624,056
  shares issued and outstanding                      3,628,367        3,628,367
Series D preferred stock, no par value;
  1,200,000 shares authorized; 1,181,932
  shares issued and outstanding                      4,426,639        4,426,639
Series E preferred stock, no par value;
  4,300,000 shares authorized; 3,333,333
  shares issued and outstanding                     18,767,866
Common stock, no par value; 40,000,000
  shares authorized; 2,981,425 and
  2,744,625 shares issued and outstanding
  at March 31, 2000 and 1999, respectively             218,169          156,156
Additional paid-in capital                           1,044,778          763,314
Accumulated deficit                                (15,841,033)     (10,570,449)
Accumulated other comprehensive loss                   (30,502)
                                                  ------------     ------------

    Total stockholders' equity                      16,164,284        2,354,027
                                                  ------------     ------------

                                                  $ 23,690,794     $  4,728,437
                                                  ============     ============

See accompanying notes to financial statements.

VERTEX NETWORKS, INCORPORATED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                       2000            1999

REVENUES:
Product sales                                      $ 2,943,936      $   948,753
Software sales and contract revenue                  2,219,093        1,452,778
                                                   -----------      -----------

  Total revenues                                     5,163,029        2,401,531

COST OF REVENUES                                     2,035,578          545,247
                                                   -----------      -----------

GROSS PROFIT                                         3,127,451        1,856,284

OPERATING EXPENSES:
Selling and marketing                                1,489,945          712,457
General and administrative                           1,268,755        1,580,018
Research and development                             5,185,305        4,742,536
Noncash stock option compensation expense              281,464           88,314
                                                   -----------      -----------

  Total operating expenses                           8,225,469        7,123,325
                                                   -----------      -----------

OPERATING LOSS                                      (5,098,018)      (5,267,041)

OTHER INCOME (EXPENSE):
Interest expense                                      (836,678)        (146,507)
Interest income                                        667,546          108,531
Foreign currency transaction loss                       (2,634)
                                                   -----------      -----------

  Total other expense, net                            (171,766)         (37,976)

LOSS BEFORE INCOME TAX PROVISION                    (5,269,784)      (5,305,017)

INCOME TAX PROVISION                                       800              800
                                                   -----------      -----------

NET LOSS                                            (5,270,584)      (5,305,817)

OTHER COMPREHENSIVE LOSS:
Unrealized holding losses on
  marketable securities                                 30,502
                                                   -----------      -----------

COMPREHENSIVE LOSS                                 $(5,301,086)     $(5,305,817)
                                                   ===========      ===========

See accompanying notes to financial statements.

VERTEX NETWORKS, INCORPORATED
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                      Series A                  Series B                  Series C                 Series D
                                   preferred stock           preferred stock           preferred stock          preferred stock
                                ----------------------    ----------------------    ----------------------    -------------------
                                 Shares       Amount       Shares       Amount        Shares      Amount      Shares       Amount
BALANCE,
  April 1, 1998                 3,800,000   $  950,000    4,000,000   $3,000,000    1,624,056   $3,628,367         --     $     --

Issuance of preferred
  stock, net of direct
  costs                                                                                                       1,181,932    4,426,639

Stock options exercised

Fair value of stock
  options issued to
  acquire technology

Compensation expense
  associated with stock
  option grants

Net loss
                                ---------   ----------    ---------   ----------    ---------   ----------    ---------   ----------

BALANCE,
  March 31, 1999                3,800,000      950,000    4,000,000    3,000,000    1,624,056    3,628,367    1,181,932    4,426,639

Issuance of preferred
  stock, net of direct
  costs

Stock options exercised

Compensation expense
  associated with stock
  option grants

Unrealized losses on
  marketable securities

Net loss
                                ---------   ----------    ---------   ----------    ---------   ----------    ---------   ----------

BALANCE,
  March 31, 2000                3,800,000   $  950,000    4,000,000   $3,000,000    1,624,056   $3,628,367    1,181,932   $4,426,639
                                =========   ==========   ==========   ==========   ==========   ==========    =========   ==========

See accompanying notes to financial statements.

VERTEX NETWORKS, INCORPORATED
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

                               Series E                                                                   Accumulated
                            preferred stock              Common stock      Additional                        other
                          --------------------       --------------------    paid-in      Accumulated    comprehensive
                          Shares        Amount        Shares      Amount    capital         deficit           loss        Total
BALANCE,
  April 1, 1998                --     $      --      2,730,375   $152,594   $     --     $ (5,264,632)     $   --       $ 2,466,329

Issuance of preferred
  stock, net of direct
  costs                                                                                                                   4,426,639

Stock options exercised                                 14,250      3,562                                                     3,562

Fair value of stock
  options issued to
  acquire technology                                                           675,000                                      675,000

Compensation expense
  associated with stock
  option grants                                                                 88,314                                       88,314

Net loss                                                                                   (5,305,817)                   (5,305,817)
                          ---------   -----------    ---------   --------   ----------   ------------      --------     -----------

BALANCE,
  March 31, 1999                                     2,744,625    156,156      763,314    (10,570,449)                    2,354,027

Issuance of preferred
  stock, net of direct
  costs                   3,333,333    18,767,866                                                                        18,767,866

Stock options exercised                                236,800     62,013                                                    62,013

Compensation expense
  associated with stock
  option grants                                                                281,464                                      281,464

Unrealized losses on
  marketable securities                                                                                     (30,502)        (30,502)

Net loss                                                                                   (5,270,584)                   (5,270,584)
                          ---------   -----------    ---------   --------   ----------   ------------      --------     -----------

BALANCE,
  March 31, 2000          3,333,333   $18,767,866    2,981,425   $218,169   $1,044,778   $(15,841,033)     $(30,502)    $16,164,284
                          =========   ===========   ==========   ========   ==========   ============      ========     ===========

See accompanying notes to financial statements.

VERTEX NETWORKS, INCORPORATED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                      2000              1999

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                         $ (5,270,584)     $ (5,305,817)
Adjustments to reconcile net loss
  to net cash used in operating
  activities:
  Depreciation and amortization                       763,166           529,920
  Increase in provision for
    doubtful accounts                                  44,064            18,755
  Stock option compensation expense                   281,464            88,314
  Stock options issued for in-process
    research and development                                            675,000
  Amortization of deferred
    financing costs                                   225,000
  Changes in operating assets
    and liabilities:
    Accounts receivable                            (1,299,186)         (398,820)
    Inventories                                      (586,172)          (70,290)
    Prepaid expenses and other
      current assets                                 (162,734)           22,270
    Other assets                                      (16,734)          (40,347)
    Accounts payable                                  276,627          (135,558)
    Accrued expenses                                  130,811           213,803
                                                 ------------      ------------

      Net cash used in operating
        activities                                 (5,614,278)       (4,402,770)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment              (1,584,800)         (721,610)
Proceeds from sale of investments                                       295,000
Purchases of investments                           (7,478,160)         (506,704)
                                                 ------------      ------------

      Net cash used in investing
        activities                                 (9,062,960)         (933,314)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases                            (66,840)          (86,382)
Proceeds from long-term debt                        5,416,610         1,800,000
Repayment on long-term debt                          (605,108)         (350,317)
Payment of deferred financing costs                  (300,000)
Proceeds from stock options exercised                  62,013             3,562
Net proceeds from issuance of preferred
  stock - Series E                                 18,767,866
Net proceeds from issuance of preferred
  stock - Series D                                                    4,426,639
                                                 ------------      ------------

      Net cash provided by financing
        activities                                 23,274,541         5,793,502
                                                 ------------      ------------

See accompanying notes to financial statements.

VERTEX NETWORKS, INCORPORATED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

                                                         2000           1999

NET INCREASE IN CASH AND CASH EQUIVALENTS             $ 8,597,303    $   457,418

CASH AND CASH EQUIVALENTS, beginning of period          1,827,119      1,369,701
                                                      -----------    -----------

CASH AND CASH EQUIVALENTS, end of period              $10,424,422    $ 1,827,119
                                                      ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  TRANSACTIONS - Cash paid for:
  Interest                                            $   493,207    $   144,603
                                                      ===========    ===========
  Income tax                                          $       800    $       800
                                                      ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

The unrealized loss on available-for-sale investments was $30,502 at March 31, 2000.

The Company acquired certain equipment under capital leases in the amount of $149,974 during the year ended March 31, 1999.

See accompanying notes to financial statements.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations - Vertex Networks, Inc. (the Company) is engaged in the development and sale of computer networking hardware and software technology designed to enhance the efficiency of computer networks. The Company was incorporated in California on August 24, 1995, and commenced operations on such date.

      Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

      Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Investments with an original maturity greater than three months but less than twelve months are classified as short-term investments.

      Investments - The Company's investments are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Investments consisting of equity and money market mutual funds have been classified as available for sale and are reported at fair value, based on quoted market prices, in the accompanying balances sheets. Unrealized gains and losses, net of applicable income taxes, are reported as a separate component of stockholders' equity. Investments consisting of certificates of deposit have been classified as "held-to-maturity" securities and, in accordance with SFAS No. 115, have been recorded at amortized cost at March 31, 2000 and 1999. The market value of these investments approximates the carrying value at March 31, 2000 and 1999 of $5,658,723 and $506,704, respectively. The certificates of deposit mature at various dates through September 2000.

      Inventories - Inventories are stated at the lower of first-in first-out cost or market.

      Deferred Financing Costs - Costs incurred in obtaining financing are deferred and amortized over the term of the related debt using the effective interest method and are included in prepaid and other current assets in the accompanying financial statements.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over estimated useful lives of the assets, generally five years. Amortization of leasehold improvements is provided over the shorter of the related lease terms or the estimated useful lives of the improvements. Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      Income Taxes - The Company accounts for income taxes based on the standards specified in SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements. Measurement of the deferred items is based on enacted tax laws. Valuation allowances are provided to the extent recoverability is unlikely.

      Revenue Recognition - Revenue associated with product sales is recognized when the product is shipped.

      In October 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 97-2, Software Revenue Recognition, which later in part was amended by SOP 98-4, Deferral of the Effective Date of a Provision of SOP 97-2. Pursuant to SOP 97-2, the Company recognizes software revenue when all of the following conditions are met: persuasive evidence of an arrangement or delivery of a finished software product has occurred, the fee is fixed and determinable, collectibility is probable, and any uncertainties with regard to customer acceptance are insignificant. Certain of the Company's contracts include a combination of the following elements: software license fees, installation, and customer support services. For such contracts, revenue must be allocated to each component based on vendor-specific objective evidence of the component's fair value. Revenue allocated to undelivered products is recognized as the above criteria are met; revenue for services is recognized as services are performed or, for maintenance agreements, ratably over the life of the related contract. Cash payments for license sales or services and maintenance received in advance of meeting revenue recognition criteria are accounted for as deferred revenue.

      The Company uses the percentage-of-completion method of accounting for contract revenue and costs. Progress toward completion is determined on a contract-by-contract basis. The percentage-of-completion is measured by the percentage of total contract costs incurred to date to total estimated costs at completion. Estimates used for recording revenues and earnings are adjusted currently, reflecting revisions in contract value and estimated costs. When it is determined that a loss will be incurred on a contract, the entire amount of the estimated loss is charged to operations.

      Software Development Costs - Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. The Company considers technological feasibility to be established when all planning, designing, coding and testing has been completed according to design specifications. After technological feasibility is established, any additional costs are capitalized. Through March 31, 2000, software has been substantially completed concurrently with the establishment of technological feasibility; and, accordingly, no costs have been capitalized to date.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      Concentrations of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, investments, and trade accounts receivable and long-term debt. Investments consist primarily of equity and money market mutual funds and certificates of deposits. The mutual fund investments are subject to market valuation risk. Market risk on the long-term debt relates to changes in the LIBOR rate, on which interest charges on the Company's borrowings under the long-term debt is based.

      The Company's trade receivables are derived from sales to manufacturers and distributors in the consumer electronics, computer and communications markets primarily in Asia and North America. The Company makes periodic evaluations of the creditworthiness of its customers and manages its exposure to losses from bad debts by limiting the amount of credit extended whenever deemed necessary and generally does not require collateral. The Company maintains a provision for potential credit losses and such losses have historically been within management's expectations.

      Customer Concentration - During the year ended March 31, 2000, two customers accounted for approximately 68% and 20% of revenues. During the year ended March 31, 1999, sales to three customers accounted for 50%, 15%, and 24% of revenues. Given the amount of revenues derived from these customers, the loss of these customers or the uncollectibility of related receivables could have a material adverse effect on the Company's future financial condition and results of operations.

      Long-Lived Assets - In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable based on future undiscounted cash flows. As of March 31, 2000 and 1999, management determined that no impairment was indicated.

      Use of Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to
      Employees. The Company accounts for stock-based awards to nonemployees using the fair value method in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      Comprehensive Income - The Company has adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting of comprehensive income and its components. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from transactions and other events and circumstances from nonowner sources. In the case of the Company, comprehensive loss includes unrealized gains and losses on available-for-sale investments.

      Recent Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The provision of SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal years beginning after June 15, 2000. The Company has not assessed the impact of such pronouncement on its financial statements.

      Reclassifications - Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.

2.    INVESTMENTS AVAILABLE FOR SALE

      The following table summarizes the Company's investments available for sale as of March 31, 2000, which are all included in the short-term investments in the accompanying financial statements:

           Mutual funds:
             Cost                                                    $2,326,141
             Gross unrealized losses                                    (30,502)
                                                                     ----------

                                                                     $2,295,639
                                                                     ==========

      There were no available for sale securities at March 31, 1999.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

3.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at March 31:

                                                         2000           1999

Furniture and fixtures                               $   205,467    $   148,162
Office and computer equipment                            160,016         77,412
Capital equipment and tooling                          3,726,691      2,281,801
Trade show display                                        28,224         28,224
Leasehold improvements                                    18,551         18,551
                                                     -----------    -----------

                                                       4,138,949      2,554,150
Less accumulated depreciation and amortization        (1,612,563)      (851,348)
                                                     -----------    -----------

                                                     $ 2,526,386    $ 1,702,802
                                                     ===========    ===========

4.    INCOME TAXES

      At March 31, 2000 and 1999, the Company had net deferred tax assets of approximately $5,795,000 and $4,225,000, respectively, which related primarily to net operating loss carryforwards. At March 31, 2000 and 1999, the net deferred tax assets are fully reserved because of uncertainties related to future recoverability. These net operating loss carryforwards will begin to expire in the years 2013 and 2004 for federal and state purposes, respectively. These net operating loss carryforwards may be subject to annual limitations pursuant to Internal Revenue Code (the Code)
      Section 382.

5.    STOCKHOLDERS' EQUITY

      Since its inception, the Company has primarily financed its operations through the issuance of preferred stock. Each share of Series A, Series B, Series C, Series D, and Series E preferred stock entitles the holder to the number of votes that each share of Series A, Series B, Series C, Series D, and Series E preferred stock would equal on an as-converted basis. Each series of preferred stock is described as follows:

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      Series A Preferred Stock - On September 5, 1995, the Company's Board of Directors authorized the issuance and sale of up to 3,800,000 shares of Series A preferred stock at a price of $0.25 per share. Under the terms of the agreement, the Series A preferred stock is convertible into common stock of the Company at any time at the option of the holder or automatically upon the occurrence of certain events, at an equal per share basis. The holders of the Series A preferred stock shall be entitled to receive, only when and as declared by the Board, and out of any funds legally available therefore, noncumulative dividends at the annual rate of $0.025 per share. The Series A preferred stock has a liquidation preference of $0.25 per share increased by any declared and unpaid dividends. The aggregate liquidation preference of the Series A preferred stock was approximately $950,000 as of March 31, 2000. As of March 31, 2000 and 1999, 3,800,000 shares of Series A preferred stock were issued and outstanding.

      Series B Preferred Stock - On June 28, 1996, the Company's Board of Directors authorized the issuance and sale of up to 4,000,000 shares of Series B preferred stock at a price of $0.75 per share. Under the terms of the agreement, the Series B preferred stock is convertible into common stock of the Company at any time at the option of the holder or automatically upon the occurrence of certain events, at an equal per share basis. The holders of the Series B preferred stock shall be entitled to receive, only when and as declared by the Board, and out of any funds legally available therefore, noncumulative dividends at the annual rate of $0.075 per share. The Series B preferred stock has a liquidation preference of $0.75 per share increased by any declared and unpaid dividends. The aggregate liquidation preference of the Series B preferred stock was approximately $3,000,000 as of March 31, 2000. In connection with Series B preferred stock financing, the Company issued warrants for purchase of up to 300,000 shares of the Company's common stock at an exercise price of $0.25 per share expiring June 30, 2001. As of March 31, 2000 and 1999, 4,000,000 shares of Series B preferred stock were issued and outstanding.

      Series  C  Preferred  Stock - On May 23,  1997,  the  Company's  Board  of
      Directors authorized the issuance and sale of up to 2,000,000 shares of Series C preferred stock at a price of $2.25 per share. In June 1999, the Company amended and restated its articles of incorporation to decrease the total number of authorized Series C preferred stock from 2,000,000 shares to 1,700,000 shares. Under the terms of the agreement, the Series C preferred stock is convertible into common stock of the Company at any time at the option of the holder or automatically upon the occurrence of certain events, at an equal per share basis. The holders of Series C preferred stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefore, noncumulative dividends at the annual rate of $0.225 per share. The Series C preferred stock has a liquidation preference of $2.25 per share increased by any declared and unpaid dividends. The aggregate liquidation preference of the Series C preferred stock was $3,654,126 as of March 31, 2000. As of March 31, 2000 and 1999, 1,624,056 shares of Series C preferred stock were issued and outstanding.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      Series  D  Preferred  Stock - On June 1,  1998,  the  Company's  Board  of
      Directors authorized the issuance and sale of up to 2,000,000 shares of Series D preferred stock at a price of $3.75 per share. In June 1999, the Company amended and restated its articles of incorporation to decrease the total number of authorized shares of Series D preferred stock from 2,000,000 to 1,200,000. Under the terms of the agreement, the Series D preferred stock is convertible into common stock of the Company at any time at the option of the holder or automatically upon the occurrence of certain events, at an equal per share basis. The holders of Series D preferred stock shall be entitled to receive, only when and as declared by the Board, and out of any funds legally available therefore, noncumulative dividends at the annual rate of $0.375 per share. The Series D preferred stock has a liquidation preference of $3.75 per share increased by any declared and unpaid dividends. The aggregate liquidation preference of the Series D preferred stock was $4,432,245 as of March 31, 2000. As of March 31, 2000 and 1999, 1,181,932 shares of Series D preferred stock were issued and outstanding.

      Series  E  Preferred  Stock - On June 1,  1999,  the  Company's  Board  of
      Directors authorized the issuance and sale of up to 4,300,000 shares of Series E preferred stock at a price of $6.00 per share. Under the terms of the agreement, the Series E preferred stock is convertible into common stock of the Company at any time at the option of the holder or automatically upon the occurrence of certain events, at an equal per share basis. The holders of Series E preferred stock shall be entitled to receive, only when and as declared by the Board, and out of any funds legally available therefore, noncumulative dividends at the annual rate of $0.60 per share. The Series E preferred stock has a liquidation preference of $6.00 per share increased by any declared and unpaid dividends. The aggregate liquidation preference of the Series E preferred stock was $20,000,000 as of March 31, 2000. As of March 31, 2000, 3,333,333 shares of Series E preferred stock were issued and outstanding.

      Common Stock - In June 1999, the Company amended and restated its articles of incorporation to authorize the increase of shares of common stock to be issued from time to time as deemed appropriate and necessary by the Board of Directors from 35,000,000 to 40,000,000.

      Acquired Technology - On November 27, 1998, the Company acquired the rights to certain proprietary technologies which were under development at the date of acquisition from three individuals. The aggregate consideration was the issuance of options to acquire 450,000 shares of common stock of the Company at $0.40 per share with a fair value of $675,000 of which 112,500 options are exercisable at March 31, 2000. The purchase price was allocated to in-process research and development and was charged to the Company's operations.

      Stock Options - In June 1996, the Company formally adopted the Amended and Restated 1996 Stock Incentive Plan (the Plan). Under the Plan, the Company had originally reserved an aggregate maximum of 1,000,000 shares of common stock for issuance under the Plan. On March 8, 2000, the Board of Directors approved and amended the Plan to increase the number of shares authorized from 2,000,000, as amended in 1997, to 2,250,000.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      In 1998, the Board of Directors approved the 1998 Nonqualified Stock Option Plan (1998 Plan). Under the 1998 Plan, the Company has not yet reserved any shares of common stock that may be issued under the 1998 Plan. In March 2000, the Company formally adopted the 2000 Stock Incentive Plan (2000 Plan). Under the 2000 Plan, the Company reserved an aggregate 1,000,000 shares of common stock for issuance under the 2000 Plan.

      In accordance with the Plan, the 1998 Plan, and the 2000 Plan, the exercise price per share shall be fixed in accordance with the following provisions for the Incentive Stock Option and Nonqualified Stock Option
      Plans: (i) the exercise price of an incentive option shall not be less than 100% of fair market value on the date the incentive option is granted, (ii) the exercise price of a nonqualified option shall not be less than 85% of fair market value on the date the nonqualified option is granted. Under the Plan, the 1998 Plan, and the 2000 Plan, the options become exercisable over one to four years and expire up to ten years after the grant date. The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25 and its related interpretations.

      During the year ended March 31, 2000, the Company granted aggregate options under the aforementioned stock option plans to purchase 816,500 shares of the Company's common stock for $0.40 per share and $0.90 per share. The Company will record compensation expense of $2,544,550 resulting from the difference between the option exercise price per share and the estimated fair market value ($1.90 to $7.50) of the common stock at the date of grant. This amount will be recorded ratably over the vesting period of the respective options.

      During the year ended March 31, 1999, the Company granted aggregate options to purchase 917,000 shares of the Company's common stock for $0.25 per share and $0.40 per share. The Company will record compensation expense of $486,525 resulting from the difference between the option price per share and the estimated fair market ($1.15 to $1.90) value of the common stock at the date of grant. This amount will be recorded ratably over the vesting period of the respective options.

      For the years ended March 31, 2000 and 1999, the Company recorded $281,464 and $88,314, respectively, of compensation expense associated with these stock option grants. Substantially all of this expense relates to research and development activities.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------
      Total option activity under the Plan, the 1998 Plan, and the 2000 Plan is as follows:

                                                                        Weighted
                                                                        average
                                                         Number of      exercise
                                                          options        price

OUTSTANDING, April 1, 1998                               1,243,600       $0.25
Granted (weighted average fair value of $1.25)             917,000       $0.37
Exercised                                                  (14,250)      $0.25
Canceled                                                  (112,750)      $0.33
                                                         ---------

OUTSTANDING, March 31, 1999                              2,033,600       $0.30
Granted (weighted average fair value of $3.41)             816,500       $0.80
Exercised                                                 (236,800)      $0.26
Canceled                                                  (155,050)      $0.34
                                                         ---------

OUTSTANDING, March 31, 2000                              2,458,250       $0.47
                                                         =========       =====

      Additional information regarding options outstanding and exercisable as of March 31, 2000, is as follows:

                       Options outstanding                  Options exercisable
             ----------------------------------------     ----------------------
                          Weighted average   Weighted                   Weighted
                             remaining       average                    average
Exercise       Number       contractual      exercise       Number      exercise
 prices      outstanding    life (years)       price      exercisable    price

 $0.25        1,132,250        7.37            $0.25        522,875      $0.25
 $0.40          663,500        8.67            $0.40        152,125      $0.40
 $0.90          662,500        9.65            $0.90                     $0.90
              ---------                                     -------

              2,458,250                        $0.47        675,000      $0.28
              =========                        =====        =======       =====

      At March 31, 2000, 219,825 shares and 1,000,000 shares were available for future grants under the Plan and the 2000 Plan, respectively.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      Options exercisable for all plans at March 31, 2000 and 1999, are 675,000 and 380,150, with a weighted average exercise price of $0.28 per share and $0.30 per share, respectively.

      As discussed in Note 1, the Company uses the intrinsic-value method to account for awards to employees. Had compensation cost of the Company's stock-based compensation plans been determined based on the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's pro forma net loss would have been:

                                                         2000          1999

            Net loss:
              As reported                            $(5,270,584)   $(5,305,817)
              Pro forma loss                          (5,274,664)    (5,274,850)

      The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000 and 1999: expected volatility of 0%; expected lives of four years; and a risk-free interest rate ranging from 4.9% to 6.0%. Forfeitures are recognized as they occur.

6.    LONG-TERM DEBT

      In October 1998, the Company entered into an agreement to borrow $1,800,000 from a financing company. The borrowings, collateralized by substantially all of the Company's assets, bear interest at 15% per annum and are repayable as follows: The first installment of $121,336 was paid on October 1, 1998. Thereafter, 34 equal monthly principal and interest installments of $56,956 are due. Such installments commenced December 31, 1998. A final installment of $180,000, along with the remaining unpaid balance of the note, is payable on October 1, 2001. In June 1999, the Company entered into an agreement with this financing company to borrow an additional $416,907, bearing interest at 15%, having monthly principal and interest payments of $13,182, and maturing in May 2002.

      In connection with the issuance of the promissory note, the Company issued two detachable warrants to purchase an aggregate of 53,333 shares of the Company's common stock at an exercise price of $3.75 per share expiring in October 2005. Using the Black-Scholes option-pricing model, there was no value ascribed to the warrants on the date of grant.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

      On June 30, 1999, the Company entered into a $5,000,000 convertible promissory note (the Note) with TDK Semiconductor Corporation, a stockholder, which matures on the earlier of June 30, 2000, or the date of the acceleration of the maturity date as defined in the note agreement. The convertible promissory note bears interest at a rate of 3.50% above the three-month LIBOR rate, due on a quarterly basis. The principal amount of the Note and accrued but unpaid interest thereunder may be converted in whole into: (i) shares of common stock at the price of $6.00 per share or
      (ii) subject to and conditioned upon the approval of the Board of Directors and existing shareholders of the Company, shares of a new series of preferred stock (the Series E preferred stock), at a price of $6.00 per share, having rights, preferences, and privileges (including antidilution protection, but excluding the initial conversion price) no less favorable than those of the existing Series A, Series B, Series C, and Series D preferred stock of the Company.

      In May 2000, the Note, which aggregated $5,032,182 in principal plus accrued but unpaid interest, was converted into 838,697 shares of Series E preferred stock at the stated conversion price of $6.00 per share.

      Aggregate principal payments on the long-term debt as of March 31, 2000, excluding amounts converted to preferred stock, are as follows:

          Year ending March 31:
            2001                                                      $  690,742
            2002                                                         562,366
            2003                                                          60,591
                                                                      ----------
                                                                      $1,313,699
                                                                      ==========

7.    RELATED-PARTY TRANSACTIONS

      The Company sells finished goods to two companies that are stockholders of the Company. Sales to the two companies for the years ended March 31, 2000 and 1999, were $3,516,815 and $1,012,647 and $575,749 and $360,017, respectively.

8.    COMMITMENTS AND CONTINGENCIES

      The Company leases its facilities in Irvine and San Jose, California and Taiwan, under noncancelable operating leases that expire at various dates through December 2002. Rent expense for the years ended March 31, 2000, and 1999, was $373,808 and $321,845, respectively. The effects of scheduled rental increases, which are included in minimum lease payments, are recognized on a straight-line basis over the lease term. Deferred rent associated with scheduled rent increases at March 31, 2000 and 1999, is included in accrued expenses. Future minimum payments under the above operating leases as of March 31, 2000, were:

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

           Year ending March 31:
             2001                                                       $462,979
             2002                                                        304,087
             2003                                                        140,745
                                                                        --------

                                                                        $907,811
                                                                        ========

      The Company leased certain equipment under capital leases expiring at various dates through September 2001. Included in property and equipment at March 31, 2000, is property under capital lease of:

          Capital equipment and tooling                               $ 222,531
          Less accumulated depreciation                                (131,415)
                                                                      ---------

                                                                      $  91,116
                                                                      =========

      Future minimum commitments under capital leasing arrangements as of March 31, 2000, are as follows:

          Year ending March 31:
            2001                                                       $ 81,987
            2002                                                         17,866
                                                                       --------

          Future minimum commitments                                     99,853
          Less amounts representing interest                            (10,893)
                                                                       --------
                                                                         88,960
          Less current portion of capital lease obligations             (77,017)
                                                                       --------

                                                                       $ 11,943
                                                                       ========

      Litigation - The Company is subject to certain claims that arise in the normal course of business. Management does not believe that the outcome of any of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2000 AND 1999 (Continued)
--------------------------------------------------------------------------------

9.    SUBSEQUENT EVENTS

      Stock Option Grants - Subsequent to March 31, 2000, the Company's Board of Directors approved the issuance of options to purchase 335,000 shares of the Company's common stock for $7.50 per share. These options generally vest over four years.

      Acquisition - On June 6, 2000, the Company signed an agreement and plan of reorganization and merger with Mitel Corporation, a Canadian corporation, and U.S. Acquisition Corporation, a wholly owned subsidiary of Mitel Corporation. Under the terms of this agreement, upon closing the Company will become a wholly owned subsidiary of Mitel Corporation.

                                   * * * * * *

                          Vertex Networks, Incorporated
                                  BALANCE SHEET
                         (in thousands of U.S. dollars)
                                   (Unaudited)

                                                                       June 30,
                                                                         2000
                                                                       --------
ASSETS

Current assets:
  Cash and cash equivalents                                            $  7,919
  Short-term investments                                                  8,239
  Accounts receivable                                                     2,189
  Inventories                                                             2,265
  Prepaid expenses and other                                                309
                                                                       --------
                                                                         20,921

Fixed assets                                                              2,329
Intangible and other assets                                                  42
                                                                       --------

                                                                       $ 23,292
                                                                       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities                             $  1,872
  Deferred revenue                                                           45
  Current portion of long-term debt                                         579
                                                                       --------
                                                                          2,496
Long-term debt                                                              640
                                                                       --------
                                                                          3,136
                                                                       --------
Shareholders' equity:
  Capital stock
     Preferred shares                                                    35,730
     Common shares                                                          233
  Contributed surplus                                                     1,232
  Deficit                                                               (17,009)
  Accumulated other comprehensive loss                                      (30)
                                                                       --------
                                                                         20,156
                                                                       --------

                                                                       $ 23,292
                                                                       ========

                          Vertex Networks, Incorporated
                                STATEMENT OF LOSS
                         (in thousands of U.S. dollars)
                                   (Unaudited)

                                                    Three Months    Three Months
                                                       Ended           Ended
                                                      June 30,        June 30,
                                                       2000             1999

Revenue                                               $ 2,516         $ 1,308

Cost of sales                                             645             400
                                                      -------         -------
Gross margin                                            1,871             908
                                                      -------         -------

Expenses:
  Selling and administrative                            1,090             511
  Research and development                              2,111           1,133
                                                      -------         -------
                                                        3,201           1,644
                                                      -------         -------
Operating loss                                         (1,330)           (736)
Interest income (expense), net                            162             (49)
Foreign currency transaction gain                           1              --
                                                      -------         -------
Loss before income taxes                               (1,167)           (785)
Income tax expense                                         (1)             (1)
                                                      -------         -------

Net loss for the period                               $(1,168)        $  (786)
                                                      =======         =======

                          Vertex Networks, Incorporated
                             STATEMENT OF CASH FLOWS
                         (in thousands of U.S. dollars)
                                   (Unaudited)

                                                      Three Months  Three Months
                                                         Ended         Ended
                                                        June 30,      June 30,
                                                          2000          1999
CASH PROVIDED BY (USED IN)

Operating activities:
  Net loss for the period                              $ (1,168)     $   (786)
  Amortization of capital and other assets                  325           159
  Stock option compensation expense                         187            40
  Increase in working capital                            (1,240)         (139)
                                                       --------      --------

    Total                                                (1,896)         (726)
                                                       --------      --------

Investing activities:
  Change in short-term investments                         (285)           --
  Additions to capital and other assets                    (112)         (406)
                                                       --------      --------

     Total                                                 (397)         (406)
                                                       --------      --------

Financing activities:
  Repayment of long-term debt                              (131)        5,343
  Repayment of capital lease liabilities                    (21)          (77)
  Reduction of preferred shares                             (75)          (16)
  Proceeds from issuance of common stock                     15            --
                                                       --------      --------

     Total                                                 (212)        5,250
                                                       --------      --------

(Decrease) increase in cash and cash equivalents         (2,505)        4,118

Cash and cash equivalents, beginning of period           10,424         1,827
                                                       --------      --------

Cash and cash equivalents, end of period               $  7,919      $  5,945
                                                       ========      ========

VERTEX NETWORKS, INCORPORATED
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
--------------------------------------------------------------------------------

1. In the opinion of Management, the unaudited financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at June 30, 2000 and the results of operations and the changes in financial position for the three month periods ended June 30, 2000 and 1999, in accordance with accounting principles generally accepted in the United States.

      These  financial  statements  should  be  read  in  conjunction  with  the
      financial   statements  and  notes  thereto  contained  in  the  Company's financial statements for the year ended March 31, 2000 and 1999.

2. Due to the cyclical nature of the business, the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

3.    Accounting Principles

      No major changes to accounting policies or procedures resulting in any material changes have been effected in the three-month period to June 30, 2000.

4.    Subsequent Event

      On July 28, 2000, the Company completed an agreement to be acquired by Mitel Corporation.

                                Mitel Corporation
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 2000
                        (in millions of Canadian dollars)
                                   (UNAUDITED)

                                                                          Vertex           Pro Forma
                                                       Mitel             Networks,       Adjustments -      Note      Pro Forma
                                                    Corporation        Incorporated           Net            3        Combined
                                                    -----------        ------------      -------------    ---------  -----------
ASSETS
Current assets:
  Cash and cash equivalents                          $    94.0           $   20.5           $  (1.7)            C     $   112.8
  Short-term investments                                  71.9                3.4                --                        75.3
  Accounts receivable                                    294.6                3.4                --                       298.0
  Inventories                                            197.4                3.4                --                       200.8
  Prepaid expenses and other                              39.7                0.5                --                        40.2
  Future income tax assets                                 9.5                 --               2.2           A,E          11.7
                                                     ---------           --------           -------                   ---------
                                                         707.1               31.2               0.5                       738.8
                                                     ---------           --------           -------                   ---------
Long-term assets:
  Long-term receivables                                   22.5                 --                --                        22.5
  Fixed assets                                           445.0                3.4              (1.4)            B         447.0
  Acquired intangible assets                               1.2                 --             277.5           A,D         278.7
  Patents, trademarks, and other                           8.9                0.1                --                         9.0
                                                     ---------           --------           -------                   ---------
                                                         477.6                3.5             276.1                       757.2
                                                     ---------           --------           -------                   ---------
                                                     $ 1,184.7           $   34.7           $ 276.6                   $ 1,496.0
                                                     =========           ========           =======                   =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities           $   190.4           $    3.0           $   8.9           A,E     $   202.3
  Income and other taxes payable                          10.8                 --                --                        10.8
  Future income tax liabilities                           11.7                 --                --                        11.7
  Deferred revenue                                        43.6                0.1                --                        43.7
  Current portion of long-term debt                       30.5                0.8              (0.8)            C          30.5
                                                     ---------           --------           -------                   ---------
                                                         287.0                3.9               8.1                       299.0
Long-term debt                                           211.1                0.9              (0.9)            C         211.1
Pension liability                                         17.7                 --                --                        17.7
Future income tax liabilities                             24.7                 --                --                        24.7
                                                     ---------           --------           -------                   ---------
                                                         540.5                4.8               7.2                       552.5
                                                     ---------           --------           -------                   ---------
Shareholders' equity:
  Capital stock
    Preferred shares                                      37.0               52.9             (52.9)            F          37.0
    Common shares                                        328.2                0.3             300.4           A,F         628.9
  Contributed surplus                                      9.2                1.5              (1.5)            F           9.2
  Retained earnings                                      283.3              (24.8)             23.4             F         281.9
  Translation account                                    (13.5)                --                --                       (13.5)
                                                     ---------           --------           -------                   ---------
                                                         644.2               29.9             269.4                       943.5
                                                     ---------           --------           -------                   ---------
                                                     $ 1,184.7           $   34.7           $ 276.6                   $ 1,496.0
                                                     =========           ========           =======                   =========

      These Pro Forma Consolidated Financial Statements are prepared on the basis set out in the accompanying notes.

                                Mitel Corporation
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
                        Three Months Ended June 30, 2000
                        (in millions of Canadian dollars)
                                   (UNAUDITED)

                                                                          Vertex           Pro Forma
                                                       Mitel             Networks,       Adjustments -      Note      Pro Forma
                                                    Corporation        Incorporated           Net            3        Combined
                                                    -----------        ------------      -------------    ---------  -----------
Revenue                                              $   328.8           $    3.7  $           (0.5)            B     $   332.0
                                                     ---------           --------           -------                   ---------
Cost of sales:
  Cost of sales other than amortization                  150.4                1.0                --                       151.4
  Amortization of manufacturing assets                    17.0                 --                --                        17.0
                                                     ---------           --------           -------                   ---------
                                                         167.4                1.0                --                       168.4
                                                     ---------           --------           -------                   ---------
  Gross margin                                           161.4                2.7              (0.5)                      163.6
                                                     ---------           --------           -------                   ---------

  Expenses:
    Selling and administrative                            87.7                1.6                --                        89.3
    Research and development (net)                        39.7                2.8               1.5           B,C          44.0
     Amortization of acquired intangibles                  3.2                 --              34.7           A,D          37.9
                                                     ---------           --------           -------                   ---------
                                                         130.6                4.4              36.2                       171.2
                                                     ---------           --------           -------                   ---------
  Operating income                                        30.8               (1.7)            (36.7)                       (7.6)
  Interest income (expense) (net)                         (2.3)               0.3                --                        (2.0)
  Debt issue costs                                        (0.6)                --                --                        (0.6)
                                                     ---------           --------           -------                   ---------
Income (loss) before income taxes                         27.9               (1.4)            (36.7)                      (10.2)
Income tax expense                                         6.4                 --                --                         6.4
                                                     ---------           --------           -------                   ---------

Net income (loss) for the period                     $    21.5           $   (1.4)          $ (36.7)                  $   (16.6)
                                                     =========           ========           =======                   =========

Net income (loss) for the period attributable
to common shareholders after preferred
dividends                                            $    20.7           $   (1.4)          $ (36.7)                  $   (17.4)
                                                     =========           ========           =======                   =========

Net income per common share:
  Basic                                              $    0.18           $  (0.01)          $ (0.30)          A,E     $   (0.14)
                                                     =========           ========           =======                   =========
  Fully diluted                                      $    0.18           $  (0.01)          $ (0.30)            A     $   (0.14)
                                                     =========           ========           =======                   =========

Weighted average number of common shares
outstanding (millions):
  Basic                                                  114.2              114.2             124.5           A,E         124.5
                                                     =========           ========           =======                   =========
  Fully diluted                                          122.6              122.6             133.6             A         133.6
                                                     =========           ========           =======                   =========

      These Pro Forma Consolidated Financial Statements are prepared on the basis set out in the accompanying notes.

                                Mitel Corporation
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
                            Year Ended March 31, 2000
                        (in millions of Canadian dollars)
                                   (UNAUDITED)

                                                                          Vertex           Pro Forma
                                                       Mitel             Networks,       Adjustments -      Note      Pro Forma
                                                    Corporation        Incorporated           Net            3        Combined
                                                    -----------        ------------      -------------    ---------  -----------
Revenue                                              $  1396.5            $   7.6          $   (2.8)            B     $ 1,401.3
                                                     ---------           --------           -------                   ---------
Cost of sales:
  Cost of sales other than amortization                  645.1                3.0                --                       648.1
  Amortization of manufacturing assets                    67.3               --                  --                        67.3
                                                     ---------           --------           -------                   ---------
                                                         712.4                3.0                --                       715.4
                                                     ---------           --------           -------                   ---------
Gross margin                                             684.1                4.6              (2.8)                      685.9
                                                     ---------           --------           -------                   ---------

Expenses:
    Selling and administrative                           359.4                4.5                --                       363.9
    Research and development (net)                       152.9                7.6              (4.7)          B,C         165.2
     Amortization of acquired intangibles                 54.8                                143.5           A,D         198.3
                                                     ---------           --------           -------                   ---------
                                                         567.1               12.1             148.2                       727.4
                                                     ---------           --------           -------                   ---------
Operating income from continuing operations
                                                         117.0               (7.7)           (151.0)                      (41.5)
Interest income (expense) (net)                          (12.9)              (0.2)               --                       (13.1)
Debt issue costs                                          (0.5)                --                --                        (0.5)
                                                     ---------           --------           -------                   ---------
Income (loss) from continuing operations before
income taxes                                             103.6               (7.7)           (151.0)                      (55.1)
Income tax expense                                        39.6                 --                --                        39.6
                                                     ---------           --------           -------                   ---------

Net income (loss) from continuing operations for
the period                                                64.0               (7.7)           (151.0)                      (94.7)
Estimated loss on disposal of discontinued
operations                                                (8.0)                --                --                        (8.0)
                                                     ---------           --------           -------                   ---------

Net income (loss) for the period                     $    56.0            $  (7.7)         $ (151.0)                  $  (102.7)
                                                     =========           ========           =======                   =========
Net income (loss) for the period attributable to
common shareholders after preferred dividends
                                                     $    52.8            $  (7.7)         $ (151.0)                  $  (105.9)
                                                     =========           ========           =======                   =========
Net income per common share:
  Basic                                              $    0.46            $ (0.07)         $  (1.22)          A,E     $   (0.85)
                                                     =========           ========           =======                   =========
  Fully diluted                                      $    0.45            $ (0.07)         $  (1.22)            A     $   (0.85)
                                                     =========           ========           =======                   =========
Weighted average number of common shares
  outstanding (millions):
  Basic                                                  114.7              114.7             124.1           A,E         124.1
                                                     =========           ========           =======                   =========
  Fully diluted                                          120.3              120.3             131.3             A         131.3
                                                     =========           ========           =======                   =========

      These Pro Forma Consolidated Financial Statements are prepared on the basis set out in the accompanying notes.

Mitel Corporation

            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2000
            (in millions of Canadian dollars, unless otherwise noted)
                                   (UNAUDITED)

1.    Basis of Presentation

      On July 28, 2000, Mitel Corporation ("Mitel" or "the Company") acquired 100 percent of the capital stock of privately held Vertex Networks, Incorporated ("Vertex") for total consideration of approximately 11 million newly issued common shares. The fair value of the consideration was approximately $300.7 based on the fair value of the Company's common shares near the effective date of the acquisition.

      The unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition using the purchase method as at June 30, 2000. The net assets acquired on July 28, 2000, the date of acquisition, at approximate fair value, were as follows:

           Current assets                                        $   31.9
                                                                 --------
           Capital assets:
             Fixed assets                                             2.3
             Acquired intangible assets                             284.7
                                                                 --------
                                                                    287.0
                                                                 --------
           Total assets                                             318.9
           Current liabilities                                      (18.2)
                                                                 --------

           Total net assets                                      $  300.7
                                                                 ========

           Fair value of share issue                             $  300.7
                                                                 ========

      In the opinion of Management, the unaudited Pro Forma Consolidated Financial Statements reflect all adjustments which consist only of normal and recurring adjustments and adjustments giving effect to the acquisition based on the assumptions described in Note 3 necessary to present fairly the financial position at June 30, 2000 and the results of operations for the three month period ended June 30, 2000 and the year ended March 31, 2000 in accordance with accounting principles generally accepted in Canada. (See also Note 4).

      The unaudited Pro Forma Consolidated Statement of Income (Loss) for the three months ended June 30, 2000 has been prepared from the unaudited consolidated statement of income of the Company for the three months June 30, 2000 and the unaudited statement of loss of Vertex for the three months ended June 30, 2000, giving effect to the acquisition based on the assumptions described in Note 3.

      The unaudited Pro Forma Consolidated Statement of Income (Loss) for the year ended March 31, 2000 has been prepared from the consolidated statement of income of the Company for the year ended March 31, 2000 and the statement of operations and comprehensive loss of Vertex for the year ended March 31, 2000, giving effect to the acquisition based on the assumptions described in Note 3.

      The unaudited Pro Forma Consolidated Financial Statements are not necessarily indicative of the results of operations which would have been attained had the acquisition taken place on April 1, 1999 or which may be attained in the future. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended March 31, 2000 and the financial statements of Vertex for the year ended March 31, 2000.

      The financial information presented under the Vertex column of the unaudited Pro Forma Consolidated Financial Statements was classified in conformance with the presentation adopted by the Company. The Vertex Pro Forma financial information was translated using the current rate method of foreign currency translation.

2.    Significant Accounting Policies

      The accounting policies followed in preparing the unaudited Pro Forma Consolidated Financial Statements are those used by the Company and Vertex as set out in the consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K as at and for the year ended March 31, 2000, the Company's unaudited interim financial statements as at and for the three months ended June 30, 2000 and the financial statements of Vertex as at and for the year ended March 31, 2000.

3.    Pro Forma Assumptions

      Balance Sheet:

      A. The acquisition and issuance of the common share consideration occurred on June 30, 2000.

      B. Adjustments to reflect the write-off of certain assets, believed by management to have little or no future value to the combined companies.

      C. Adjustment to eliminate the long-term debt of Vertex that was settled prior to the acquisition date in accordance with the terms of the merger agreement.

      D. Adjustments to record the intangible assets acquired in connection with the acquisition.

      E. Adjustments to reflect the estimated acquisition and integration costs amounting to $8.9. The allocation of the purchase price and the Company's estimate of the acquisition and integration costs is not complete. Accordingly, this allocation and the Company's estimate may be adjusted subsequently.

      F.    Adjustments to eliminate shareholders equity of Vertex.

      Income Statements:

      A.    The  acquisition and issuance of the common share  consideration  of
            11.0 million common shares occurred on April 1, 1999.

      B. Adjustment to reclassify certain revenue and expenses to conform to Company practice.

      C.    Adjustment to reflect additional compensation expense.

      D. Adjustment to amortize acquired intangible assets arising on the acquisition over their estimated useful life of two years.

      E. Adjustment to the weighted average common shares outstanding to reflect newly issued common shares placed in escrow and subject to certain restrictions.

      F. The unaudited Pro Forma Consolidated Financial Statements do not include the operating savings or synergies that management of the Company anticipates will result from the combined operations.

4.    United States Accounting Principles

            The unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP), which, in the case of the Company, conform in all material respects with those in the United States (U.S. GAAP) and with the requirements of the Securities and Exchange Commission (SEC), except as fully described in the notes to the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K as at and for the year ended March 31, 2000 and the unaudited interim financial statements as at and for the three months ended June 30, 2000, and except as follows:

            Under Canadian GAAP, the fair value of the share consideration is based on the quoted market value of the shares shortly before and after the date of acquisition. Under U.S. GAAP, the fair value of the share consideration is based on the quoted market value of the shares shortly before and after the date when the acquisition agreement is first publicly announced.

            The following table reconciles the net income (loss) as reported on the Pro Forma Consolidated Statements of Income (Loss) to the net income (loss) that would have been reported had the financial statements been prepared in accordance with U.S. GAAP and the requirements of the SEC:

                                                           Three         Year
                                                           Months       Ended
                                                          June 30,     March 31,
                                                            2000         2000
                                                         ---------    ---------
Net loss for the period in accordance
  with Canadian GAAP                                     $   (16.6)   $  (102.7)
Acquirer's redundancy provisions                               0.5          4.2
Write off of acquired in-process technology                     --         (5.9)
Amortization of acquired in-process technology                 1.2          8.1
Amortization of goodwill                                      (1.4)        (5.6)
Effect of deferral accounting related to
  foreign exchange contracts                                   7.6           --
Translation of foreign currency denominated debt              (3.5)         8.8
                                                         ---------    ---------

U.S. GAAP and SEC requirements:
Net income for the period                                    (12.3)       (93.1)
Less: dividends on cumulative preferred shares                 0.8          3.2
                                                         ---------    ---------
Net income attributable to common shareholders           $   (13.1)   $   (96.3)
                                                         =========    =========

Net income per common share:
  Basic                                                  $   (0.11)   $   (0.78)
                                                         =========    =========
  Diluted                                                $   (0.11)   $   (0.78)
                                                         =========    =========

Weighted average shares for basic
  EPS (millions)                                             124.5        124.1
Weighted average shares on conversion of
  stock options (millions)                                     5.1          0.9
                                                         =========    =========
Adjusted weighted average shares and share
  equivalents (millions)                                     129.6        125.0
                                                         =========    =========

Balance sheet items, which vary, in conformity with U.S. GAAP and SEC requirements:

                                                                   June 30,
                                                                    2000
                                                                  ---------
   Fixed assets                                                   $   435.9
   Acquired intangible assets                                     $  286.32
   Accounts payable and accrued liabilities                       $   199.3
   Shareholders' equity:
     Redeemable preferred shares                                  $    34.2
     Common shares                                                $ 1,066.4
     Contributed surplus                                          $      --
     Accumulated other comprehensive income (loss)                $   (13.5)
     Deficit                                                      $  (157.5)